EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and the incorporation by reference in the Registration Statement of Great Lakes Bancorp, Inc. Form SB-2 of our report dated March 11, 2003, relating to the financial statements of Greater Buffalo Savings Bank as of December 31, 2002 and 2001.

                FREED MAXICK & BATTAGLIA, CPAs, PC

Buffalo, New York
January 12, 2004